Exhibit 23.3

Consent of Independent Auditors

We consent to the use in this Registration Statement No. 333-262176 on Form S-1 of our report dated August 27, 2021, relating to the consolidated financial statements of PSEG Solar Source LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

December 9, 2022